Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2026 (the “Effective Date”) by and between Transcat, Inc., (the “Company”) and Jaime Irick (the “Executive”). The Company and the Executive are collectively referred to herein as the “Parties.”

Whereas, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms set forth in this Agreement;

Whereas, the Parties acknowledge and agree that the services of the Executive are of a special and unique character, and in the performance of duties for the Company, the Executive has been and will be provided Confidential Information (as defined below), pursuant to and in reliance on the restrictive covenant obligations and the restrictions on disclosure of the Confidential Information set forth in Section 4;

Whereas, the Company desires to be assured that the Confidential Information and goodwill of the Company will be preserved for the exclusive benefit of the Company and that, as a material incentive for the Company to enter into this Agreement, as well as in exchange for the consideration specified herein, benefits and access to the Confidential Information, and employment of the Executive under this Agreement, the Executive acknowledges and agrees, except as prohibited by applicable law, to be bound by the restrictive covenant obligations and the restrictions on disclosure of Confidential Information set forth in Section 4;

Whereas, the Parties acknowledge and agree that the restrictive covenant obligations and the restrictions on disclosure of the Confidential Information in Section 4 are essential to the continued growth and stability of the Company’s business, goodwill, customer base and to the continuing viability of its endeavors, and are a material inducement to the Company entering into this Agreement; and

Whereas, the Parties acknowledge and agree that the Company could be irreparably harmed if its Confidential Information were disclosed by the Executive in violation of Section 4.

Now, Therefore, in consideration of the foregoing promises and the mutual covenants contained herein, the Parties agree as follows:

1.

Employment Term. Subject to the terms and conditions set forth herein, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, to be effective on the Effective Date. The Executive’s employment with the Company shall continue, subject to earlier termination of such employment pursuant to the terms hereof, for a period of three (3) years from the Effective Date (the “Initial Term”). Unless a Non-Renewal Notice (as herein defined) is given as herein provided or the Executive’s employment is earlier terminated in accordance with the terms hereof, commencing on the day following the last day of the Initial Term and on each anniversary thereof, the period of the Executive’s employment shall thereafter be automatically extended for an additional twelve-month period (each such twelve-month period, a “Renewal Term”). The period of the Executive’s employment with the Company under this Agreement through the Initial Term and any subsequent Renewal Term(s) as set forth in this Section 1 is referred to herein as the “Employment Term.”

The Company or the Executive may elect to terminate the automatic extension of the Employment Term by giving written notice of such election not less than one hundred and eighty (180) days prior to the end of the then current Employment Term (the “Non-Renewal Notice”).

2.

Duties, Compensation, and Employee Benefits. The Executive shall hold the title of President and Chief Executive Officer. The Executive shall be responsible for the general direction of the Company’s business, affairs and property and shall perform the duties assigned to the Executive under the Company’s Articles of Incorporation and Code of Regulations and reasonably and lawfully assigned to the Executive by the Company’s Board of Directors (the “Board”). Such duties and responsibilities shall be commensurate with the duties and responsibilities of a President and Chief Executive Officer of a similarly sized public company. The Executive shall report to the Board. The Company shall use it reasonable best efforts to cause the Board to appoint Executive to the Board within 30 days of the Effective Date.

a.

Business Time and Efforts. The Executive will devote the Executive’s full business time and best efforts to the performance of the Executive’s duties hereunder and will not engage in any other business, profession, occupation or activities for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided, that nothing herein shall preclude the Executive from: (i) continuing to serve on the Board of Directors for Illinois Tool Works (“ITW”) for which Executive may retain compensation from ITW for such service; (ii) managing Executive’s passive personal investments; and (iii) subject to the prior approval of the Board, from accepting appointment to, or serving on, any board of directors or trustees of any non-profit organization; provided; further, that in each case, and in the aggregate, such activities do not, either directly or indirectly, conflict with or interfere with the performance of the Executive’s duties hereunder or conflict with Section 4.

b.

Work Location; Travel. The Executive’s principal place of employment will be the Company’s primary office space in Rochester, New York with the understanding that the Executive shall be required to travel to other Company facilities and on Company-related business in order to fulfill the Executive’s duties under this Agreement.

c.

Base Salary. During the Executive’s employment hereunder, the Company shall pay the Executive an initial base salary at the annual rate of $650,000 (the “Base Salary”), payable not less frequently than monthly, subject to such deductions and withholdings as may be permitted or required by law. The Compensation Committee of the Board (the “Committee”) shall review the salary of the Executive no less than annually, taking into consideration such factors as the Executive’s performance and any other matters it deems relevant and, in its discretion alone, may increase (but not decrease without the Executive’s consent) the salary of the Executive to such rate as the Committee deems proper.

d.

Bonus. The Executive will be eligible to receive bonuses and awards under the Company’s bonus plans or arrangements as may be in effect from time to time, including the Company’s Annual Performance-Based Cash Incentive Plan, as may be from time to time determined by the Committee (the “Cash Bonus”). The Company and the Executive agree that (i)

the target bonus award opportunity under the Company’s Annual Performance-Based Cash Incentive Plan for the Executive for the fiscal year ending March 27, 2027 (“Fiscal 2027”) will be 100% of Base Salary, and (ii), subject to the reasonable discretion of the Committee, the performance goals for the Cash Bonus shall be consistent with the description included under the subheading “Annual Performance-Based Cash Incentive Compensation” in the Company’s proxy statement as filed with the Securities and Exchange Commission (“SEC”) on July 24, 2025.

e.

Long-Term Incentive Compensation. The Executive will be eligible to participate in any long-term incentive compensation plan generally made available to similarly situated executive officers of the Company in accordance with and subject to the terms of such plans, as may from time to time be determined by the Committee. The Company and the Executive agree that the equity incentive award for Fiscal 2027 will have a target value of $2,300,000 in a combination of awards on a basis comparable to such awards made to other senior executives of the Company, as determined by the Committee, using a form of equity award agreement substantially similar to those previously filed by the Company with the SEC.

f.

Benefit Plans. The Executive shall be eligible to participate in the Company’s employee benefit plans as may be offered by the Company from time to time to similarly situated Company executives, including its unlimited paid time off policy for executives.

g.

Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in the performance of Executive’s duties hereunder, subject to the Company’s expense reimbursement policies and procedures as in effect from time to time.

h.

Directors’ and Officers’ Insurance. The Company agrees to procure and maintain directors’ and officers’ liability insurance policies covering Executive on a basis no less favorable than provided to any other director or officer of the Company.

i.

Relocation. By no later than April 30, 2026, the Company will pay the Executive a lump sum payment of $100,000 via direct deposit, less any applicable withholdings and taxes, which is intended to cover costs associated with the Executive’s relocation to the Rochester, NY metro area.

3.

Termination; Payment Upon Termination of Employment. During the Employment Term, the Executive’s employment may be terminated: (i) by the Company at any time for Cause (defined below); (ii) by the Company without Cause provided that the Company provides no less than thirty (30) days’ written notice to the Executive; (iii) upon the Executive’s Disability (defined below); (iv) by the Executive for Good Reason (defined below) provided that Executive provides written notice as set forth in Section 3(d); (v) by the Executive via resignation without Good Reason, provided that the Executive provides written notice as set forth in Section 3(a); (vi) automatically upon the Executive’s death; or (vii) automatically upon the expiration of the Employment Term resulting from a Party’s delivery of a Non-Renewal Notice.

a.

If the Executive’s employment is terminated by the Company without Cause or as the result of the Company’s delivery of a Non-Renewal Notice or by Executive for

Good Reason, then the Executive shall become entitled to severance pay: (i) in an amount equal to twelve (12) months (the “Severance Period”) of the Base Salary to be paid in the form of salary continuation; (ii) subject to Executive’s timely election of COBRA, continued participation in the Company’s group health plans during the Severance Period or until the Executive is eligible to receive health insurance coverage from a subsequent employer, whichever period is shorter, at the same types and levels of coverage that Executive had in place immediately prior to the Executive’s termination date, with the full cost of such group health coverage to be paid by the Company; and (iii) any earned but unpaid Cash Bonus, less applicable deductions and withholdings (subsections (i)–(iii) together, the “Severance Pay”). The Executive’s right to Severance Pay shall become payable only if, and is expressly conditioned upon, the Executive delivering to the Company and not revoking within the revocation period (as defined therein) a general release of all claims in a form substantially similar to Exhibit A, which shall be provided to the Executive on the termination date (the “Release”). Such general release shall be executed and delivered to the Company within twenty-one (21) days following the termination date or longer period as required by applicable law. Failure to timely execute and return such general release, or the Executive’s revocation of such general release, shall be a waiver of the Executive’s right to Severance Pay. The salary continuation shall be paid by direct deposit in accordance with the Company’s regular payroll policies and procedures, for a period of twelve (12) months, with the first payment occurring within sixty (60) days of the termination date but not earlier than after the effective date of the general release and the Company shall pay Executive’s COBRA premiums directly to the COBRA Administrator at the same time it pays the salary continuation to Executive. The Company shall pay the Executive any earned but unpaid Cash Bonus by direct deposit at the same time it pays a Cash Bonus to the other members of the Company’s executive management team. If the Executive’s employment is terminated for Cause, as a result of the Executive’s death or Disability (defined below), or as a result of the Executive’s resignation without Good Reason, the Executive shall not be entitled to the Severance Pay. If the Executive resigns without Good Reason, the Executive agrees to provide no less than 180 days’ notice to the Company. The Company shall have the right to accelerate such resignation date to any date within such 180-day period, provided that the Company continues to compensate Executive for the remainder of the 180-day period, and the Parties agree that such acceleration shall not constitute a termination by the Company without Cause.

b.

For the purposes of this Agreement, “Cause” shall mean: (i) the Executive’s willful neglect of his duties hereunder, gross misconduct or gross negligence in the performance of any such duty, or failure to follow the lawful instructions of the Board; (ii) the Executive’s dishonesty or intentional conduct that is damaging or detrimental to the Company in any material respect; (iii) the Executive’s material violation of the Company’s policies; (iv) the Executive’s embezzlement or misappropriation of the Company’s assets (whether tangible or intangible); (v) subject to limits imposed by applicable law, the Executive’s conviction of, plea of nolo contendere or a guilty plea by, to a crime classified as a felony under any State or Federal law, or as to any crime (felony or misdemeanor) involving dishonesty, fraud, misappropriation of money or moral turpitude; (vi) the determination by the Company, after reasonable investigation, that the Executive has harassed or discriminated against any person on the basis of any protected class in violation of any federal, state, or municipal law or regulation; (vii) the breach by the Executive of the restrictions contained in Section 4 below; or (viii) the breach by the Executive of any other provision of this Agreement. Notwithstanding the foregoing, the Company may not terminate the

Executive’s employment for Cause unless (A) the Company has provided the Executive with prior written notice of its intent to terminate the Executive for Cause and has set forth in reasonable detail the conduct or events that constitute Cause and the specific provisions of this Agreement on which the Company relies and (B) the Executive does not, to the extent possible, cure the conduct that would result in Cause within ten (10) days after receipt of such notice; provided, however, that the Executive shall not be provided with an opportunity to cure conduct described in (ii), (iv), (v), (vi) or (vii) above; provided further that with respect to any conduct or action by the Executive, which is substantially similar to prior conduct or actions by the Executive and which the Company has previously notified the Executive it believes constitutes Cause and which the Executive was given the opportunity to cure, the Executive shall not be provided with the opportunity to cure such conduct or actions.

c.

For the purposes of this Agreement, “Disability” shall mean the Executive’s inability, by reason of any physical or mental impairment, to perform the essential functions of the Executive’s position, with or without reasonable accommodation, for 120 consecutive calendar days or 150 calendar days in a 12-month period or other longer period as required under applicable law/accommodation requirements.

d.

For the purposes of this Agreement, “Good Reason” shall mean any one of the following: (i) the material reduction of the Executive’s Base Salary (other than in connection with base salary reductions applicable to the Company’s executive management team); (ii) any action by the Company that results in a material diminution in Executive’s title, authority, duties or responsibilities (including, without limitation, a requirement to report to any person or entity other than the Board); or (iii) the Company’s material breach of this Agreement, provided that, in each case, Executive will not be deemed to have Good Reason unless (1) Executive first provides the Company with written notice of the condition giving rise to Good Reason within thirty (30) days of its initial occurrence, (2) the Company fails to cure such condition within ninety (90) days after receiving such written notice (the “Cure Period”), and (3) Executive’s resignation based on such Good Reason is effective thirty (30) days after the expiration of the Cure Period.

e.

Upon a separation from employment for any reason, the Executive shall immediately be deemed to have resigned, to the extent applicable, as an officer of the Company and of its affiliates and subsidiaries, as a member of the Board of Directors of the Company and any similar body of any affiliate or subsidiary of the Company and as a fiduciary of any Company benefit plan. On or immediately following the separation date, the Executive shall confirm the foregoing by submitting to the Company in writing a confirmation of the Executive’s resignation(s).

4.

Confidential Information; Restrictive Covenants. In consideration of the benefits being provided under this Agreement, the Executive agrees to the following covenants.

a.

Confidential Information. The Executive shall keep secret and retain the confidential nature of all Confidential Information (as defined below) of or belonging to the Company and take such other precautions with respect thereto as the Company, in its sole discretion, may reasonably request. The Executive shall not at any time use, copy, disclose, or make available any Confidential Information, including to any individual, corporation, partnership, trust, governmental body or other entity; except that the Executive may use, copy, or disclose any Confidential Information (i) to the extent it becomes publicly available through no fault on his part; or (ii) to the extent the Executive is required to do so pursuant to applicable law or pursuant to a final order of a court or arbitrator having jurisdiction thereof; provided, however, that prior to such disclosure the Executive shall promptly notify the Company in writing of any such order or request to disclose and shall cooperate fully with the Company in protecting against any such disclosure by narrowing the scope of such disclosure and/or obtaining a protective order with respect to the permitted use of the Confidential Information. The restrictions imposed by this Paragraph do not apply to any information provided by the Executive in good faith to any government agency for the purpose of reporting or investigating a suspected violation of law. For purposes of this Agreement, “Confidential Information” shall mean all information pertaining to the business and operations of the Company that is not generally available to the public and the Company desires to keep confidential, including, but not limited to, information relating to the Company’s facilities, services, customers, suppliers, business partners, operations, research, trade secrets, intellectual property, finances, employees, potential acquisitions, and all documents and other tangible items relating to or containing any such information. The Executive acknowledges and agrees that the Confidential Information is vital, sensitive, confidential, and proprietary to the Company. Pursuant to the federal Defend Trade Secrets Act (the “Act”), the Company hereby notifies the Executive that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive further understands that under the Act, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

b.

Non-Competition. During the period commencing on the date hereof and ending on the twelve (12) month anniversary of the effective date of the Executive’s termination of employment (the “Restricted Period”), the Executive shall not, directly or indirectly or in whole or in part, except on behalf of the Company, own, partner with, or provide services to any individual, group or entity that is engaged in Competitive Activity. For purposes of this Agreement: “Competitive Activity” shall mean, in the United States, in any other jurisdiction in which the Company does business immediately prior to the Executive’s termination date, and in each and every area where the Company intends to conduct business, being engaged in, or providing capital to entities that engage in, the business of providing calibration services, cost control and optimization services, and distribution and rental of test, measurement, and control instrumentation. In addition, during the Restricted Period, the Executive shall not take personal advantage of any business opportunities which arose or about which the Executive became aware during the Executive’s employment, whether or not the Company could or could not objectively pursue such opportunity, and which were within the scope of the Company’s then business or natural extension thereof.

c.

Non-Solicitation of Employees. During the Restricted Period, the Executive shall not, on behalf of the Executive or any other person or entity (except on behalf of the Company), directly or indirectly, solicit, recruit or hire any (i) employee of the Company, or

(ii) former employee of the Company whose relationship with the Company was terminated less than three (3) months prior to the Executive’s termination date, in each case for the purpose of being employed by, a consultant to or an independent contractor of, or otherwise providing services to, the Executive or any person or entity on whose behalf the Executive is acting as an agent, representative, employee or otherwise.

d.

Non-Solicitation of Customers. During the Restricted Period, the Executive shall not, on behalf of the Executive or any other person or entity (except on behalf of the Company), directly or indirectly, (i) persuade or encourage or attempt to persuade or encourage any customer, partner, affiliate, supplier, or vendor of the Company to cease doing business with the Company or to compete with the Company on its own or with any competitor of the Company or (ii) accept or engage any such partner, affiliate, supplier, or vendor of the Company for products or services competitive with the Company.

e.

Non-Disparagement. From and following the Effective Date: (i) the Executive shall not publicly disparage: the Company or the Company’s predecessors, successors, subsidiaries, related entities, and all of their members, shareholders, officers, directors, agents, attorneys, employees, or Board members; the Company’s customers; or the Company’s products and services; and (ii) the Company shall take all reasonable action to prevent the Company’s executive management team from publicly disparaging the Executive. Nothing in this Paragraph precludes the Executive, the Company, or the Company’s executive management team from making truthful statements in connection with (i) a disclosure required by law, regulation, or order of a court or governmental agency, (ii) the filing of a good faith report or participation in a proceeding related to an alleged violation of any applicable law, regulation, or order of a court or governmental agency, or (iii) any governmental, quasi-governmental or administrative or judicial inquiry or court proceeding.

f.

Company Property. The Executive agrees that upon his separation from employment with the Company for any reason he shall return to the Company any and all documents (and all copies thereof) and other property belonging to the Company that he has in his possession or control, with the exception of any property that the Company specifically authorizes him in writing to retain. The documents and property to be returned by the Executive include, but are not limited to, all files, correspondence, e-mail, memoranda, notes, notebooks, drawings, records, plans, forecasts, reports, studies, analyses, compilations of data, proposals, agreements, financial information, research and development information, customer information, marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, facsimile machines, mobile telephones, laptops, and servers), credit cards, entry cards, identification badges and keys, as well as any materials of any kind which contain or embody any proprietary or confidential information of the Company or its subsidiaries or affiliates (and all reproductions thereof in whole or in part).

g.

Covenants Acknowledgement. The Parties acknowledge and agree that the Executive’s covenants and obligations contained in this Agreement are a material inducement to the Company’s willingness to enter into this Agreement and are essential to the continued growth and stability of the Company’s business, goodwill, customer base and to the continuing viability of the Company’s endeavors.

5.

Remedies. In the event of a breach or threatened breach by the Executive of this Agreement, including Section 4 above, the Company may at its option, obtain monetary damages, a court order requiring that he comply with this Agreement, without the necessity of posting a bond or proving actual damages, or other legal and equitable remedies as appropriate. A court, jury, arbitrator and/or agency of competent jurisdiction shall determine the nature, extent and value of any damages caused by a breach of this Agreement, including whether a breach requires the return or non-payment of some, or all of the compensation and benefits provided under this Agreement. The Company, in addition to any other rights it may have at law or in equity, shall have the right to seek enforcement of this Agreement in an action at law or in equity. It is specifically agreed that the enforcement of rights under this Paragraph will not affect the validity and enforceability of the release of all claims contained in the Release.

6.

Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Executive may not assign this Agreement or any interest herein, in whole or in part, without the prior written consent of the Company, and if any such assignment is made without such consent, this Agreement shall be voidable at the sole discretion of the Company upon such assignment.

7.

Governing Law and Legal Proceedings. This Agreement shall be governed by and construed under the laws or the State of New York, without regard to the conflict of law principles thereof. Any action or proceeding brought by either party against the other arising out of or related to the Agreement shall be brought only in a state court of competent jurisdiction located in the County of Monroe, State of New York or the Federal District Court for the Western District of New York located in Monroe County, New York. The Executive hereby irrevocably consents to the personal jurisdiction of those courts and irrevocably waives any claim that such a forum is improper or inconvenient. If any provision of this Agreement or the Release should be deemed unenforceable, the remaining provisions shall, to the extent possible, be carried into effect, taking into account the general purpose and spirit of this Agreement. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision of this Agreement, and this Agreement shall be interpreted in all respects as if such invalid or unenforceable provision were omitted. Also, if a court finds that the Release is illegal, void, or unenforceable, the Executive agrees, promptly upon request, to execute a second Release that is legal and enforceable, without further consideration, payments, or compensation.

8.

Modification; Counterparts; Electronic/PDF Signatures. The Parties agree this Agreement may not be altered, amended, modified, or otherwise changed except by another written agreement that specifically refers to this Agreement, and is executed by authorized representatives of each party to this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument. Counterparts may be delivered via facsimile, electronic mail, or other electronic transmission method, and may be executed using any electronic signature method complying with the United States ESIGN Act of 2000 (e.g., www.docusign.com). Any such counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.

 Scope of Agreement. The Executive agrees that no promise, inducement, or other agreement not expressly contained or referred to in this Agreement has been made conferring any benefit upon him, and that this Agreement contains the entire agreement between the Parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements and drafts thereof, oral or written, between the Parties hereto with respect to the subject matter hereof.

10.

 Voluntary Agreement. The Executive agrees that he is voluntarily signing this Agreement, that he has not been pressured into agreeing to its terms and that he had enough information to decide whether to sign it. If, for any reason, the Executive believes that this Agreement is not entirely voluntary, or if he believes that he does not have enough information, then he should not sign this Agreement.

11.

 Attorney Consultation. The Executive is advised to consult with an attorney of his choice before signing this Agreement. By signing this Agreement, the Executive acknowledges that he has had an opportunity to do so and has done so.

12.

 Section 409A. The compensation and benefits under this Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement will be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. Each payment under this Agreement shall be designated as a “separate payment” for purposes of Section 409A. Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service with the Company, the Executive is a “specified employee” for purposes of Section 409A, and any payment payable under this Agreement as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then the Company will make such payment on the day following the date that is six months following the Executive’s separation from service with the Company; the amount of such payment will equal the sum of the payments that would have been paid to the Executive during the six-month period immediately following the Executive’s separation from service had the payment commenced as of such date.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Executive, intending to be bound by the terms and conditions hereof, have duly executed this Agreement as of the Effective Date.

TRANSCAT, INC.

By:	/s/ Gary J. Haseley
	Name:	Gary J. Haseley
	Title:	Chairman of the Board of Directors

By:	/s/ Jaime Irick
	Name:	Jaime Irick

[signature page to Executive Employment Agreement]

Exhibit A

Form of Waiver and General Release